Monthly Insights March 2014	The Taiwan Fund, Inc.

Data as of 3/31/14

Manager's Commentary

Following its strength in February, the Taiwan Stock Index increased 2.43% (in Taiwan dollar terms) and reached a year-to-date high of 8849 in March. This strong performance in March brings the market’s year- to-date performance up to 2.76%. (in Taiwan dollar terms).

Overall, the Taiwan market significantly increased in March; however the dispersion in performance among the different sectors was equally significant. The broad technology sector index rose 4.8%; the broad non- technology sector increased only 0.8%; while the financial sector dropped 1.7%. The export driven technology sector was the major beneficiary from the economic recovery in the United States and Europe. The sector also benefited from the recent improvement in technology stock prices in the United States. The financial sector, in contrast, fell victim to the recent political turmoil in Taiwan, as the critical “Cross-Strait Agreement in Service Trade” (the “Agreement”) with China may not get legislative approval.

The Agreement was signed in June 2013 as the first of a series of free trade agreements between Taiwan and China; however it is still pending a symbolic approval from Taiwan’s Congress. On March 18, 2014 a group of students occupied the Legislative Yuan demanding the government withdraw the Agreement. The students received strong support from the opposition, the Democratic Progressive Party, which has traditionally been against improving relations with China.

The financial sector stands to be one of the largest beneficiaries of the Agreement. However, as students and their supporters successfully raised anti-China sentiment in the public, the government was forced to backtrack the process until more stringent monitoring mechanisms become established. This means the Agreement will not receive approval for some time, or, in the worst case scenario, will fail to receive approval.

The long-term consequence of this political event is still evolving. However, in the short-term it negatively impacts the financial, health care, transportation, distribution and engineering services sectors which had expected the Agreement to provide access to the second largest market in the world, China. For the majority of manufacturing companies in Taiwan, the impact is expected to be manageable as most companies have huge production facilities outside of Taiwan.

Going forward, we expect the liquidity environment in Taiwan to remain healthy. Sector rotation may occur as the earnings momentum of some technology stocks is likely to abate. That being said, we will be monitoring market activity and watching for opportunities to adjust our portfolio.

Investment Review

The Fund’s net asset value (“NAV”) fell 0.14% (in US dollar terms) for the one month period ended March 31, 2014.

The Fund’s underweight position in the technology sector, specifically the semiconductor and optoelectronic sub-sectors, was largely responsible for the negative performance seen in March, as the technology sector achieved positive performance as discussed above. At the beginning of the month, the Fund’s exposure to the semiconductor and optoelectronic sub-sectors was 11.1% and 3.2% respectively, underweight relative to the TAIEX Index (the “benchmark”). Over the month, the Fund increased its weighting in both sectors bringing the Fund’s exposure closer in line to the benchmark.

The overweight positions in the construction, biotech and trading sectors were a drag on performance. At the beginning of the month, these three sectors accounted for 25.3% of the Fund, which was 20.7% more than the benchmark. The Fund’s weighting was decreased to 19.7% and the capital was redeployed to other sectors that we believe have the potential to deliver better earnings growth.

King Slide Works, which manufactures guide rails and slide rails for computer server racks as well as kitchen cabinets, was one of the Fund’s best performers. Benefiting from the strong orders from major cloud com- puting players, the company delivered strong top-line growth over the last quarter. We expect the company to continue to benefit from the build-up of the global internet infrastructure with

In Brief

Net asset value per share	$20.96
Market price	$18.88
Premium/(discount)	-9.92%
Total net assets	$172.3 m
Market cap	$155.2 m
Source: State Street Bank and Trust Company

At March 31, 2014		US$ return
	Fund* %	TAIEX Total Return Index %
One Month	-0.14%	1.91%
Three Months	-1.83%	0.57%
One Year	16.32%	12.97%
Three years % pa	2.30%	3.03

Returns are annualized, except for periods of less than one year.
*Source: State Street Bank and Trust Company.
NAV performance.
†Source: TWSE.
Past performance is no guarantee of future results.

Fund Details

Shares outstanding	8,221,259
Exchange listed	NYSE
Listing date	1986
Investment manager	Allianz Global Investors U.S. LLC (AllianzGI U.S.)
Source: State Street Bank and Trust Company

Fund Manager

Weimin Chang

The Taiwan Fund, Inc.

clear earnings visibility.

Among the positions initiated during the month, Focal Tech and RichTek Technology have been the best performers. Both companies are leading integrated circuit (“IC”) design houses in Taiwan. Focal Tech specializes in touch screen controller ICs with over a 50% market share of China’s smartphone supply chain. The company is now trading at 13 times 2014’s Price/Earnings (“P/E”) multiple versus the peer average of around 15 times. RichTek is the largest power management IC supplier in Asia. Once a “fallen angel”, the company has reinstated its position and regained market share through its entry into the mobile device market. As a turnaround story, we believe its current P/E multiple of 16 times in 2014 is not demanding compared to its historical trading range.

During the month, we eliminated our positions in Taiwan Tea, Tatung and Runtex Development. All three companies are property related names with a somewhat unclear business outlook. As part of our portfolio transition, we initiated positions in Formosa Taffeta, a textile company with business exposure to Vietnam; Basso, a major manufacturer of pneumatic tools; Johnson Healthcare, the largest fitness equipment manufacturer in Taiwan; Mediatek, the largest IC design house in Taiwan; Epistar, a leading manufacturer of upstream light-emitting diode epitaxy. In addition, since taking over the Fund, we have acquired 14 new names which account  for 17.9% of the Fund’s equity portfolio.

Taiwan Outlook

We maintain a positive view on the Taiwan stock market for this year. Names with better earnings visibilities and reasonable valuations are our major picks. By sector, we continue to prefer the technology sector based on its expected recovery. We have reduced our interests in financials due to the likeliness of lasting controversies over the progress of the cross-strait agreement and a lack of near-term catalysts. We remain selective in the non-tech sector, choosing companies on their individual growth outlook. With respect to industries, we favor industries including the light-emitting diode, cloud-related, industrial computers, solar energy, low-end smartphone and suppliers of new TV applications among the technology sector. For the non-tech sector we like tire makers, textiles, electrics/machinery, biotech/medical care and exporters (auto parts and housing related).

Objective

The Fund was launched on December 23, 1986 to allow US and other investors to access and participate in the growth of the economy and the stock market in Taiwan, the Republic of China. The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan. The Fund is a diversified, closed-end management investment company listed on the New York Stock Exchange (NYSE) under the symbol ‘TWN’.

Taiwan, with its global market leadership in high technology goods and its significant investments through- out mainland China and Southeast Asian economies, is now an integral economic player in the Asia Pacific Region as well as around the world. Investing in Taiwan not only allows investors to capitalize on Taiwan’s dynamic economy, but also allows investors to reap the growth and investment potential of the mainland China and other emerging economies of the region.

Average Annual Returns
One Month	Three Months	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV*	-0.14%	-1.83%	-1.83%	16.32%	2.30%	15.94%	6.08%	8.87%
Market Price*	-0.16%	-2.28%	-2.28%	15.26%	1.64%	15.53%	5.92%	7.12%
TAIEX Index	1.91%	0.57%	0.57%	9.73%	-0.53%	13.59%	3.91%	–
TAIEX Total Return Index	1.91%	0.57%	0.57%	12.97%	3.03%	17.50%	7.81%	n/a
MSCI Taiwan Index	2.79%	1.10%	1.10%	10.49%	2.05%	15.46%	5.00%	n/a

Returns are annualized, except for periods of less than one year.

* Source: State Street Bank and Trust Company. Launch date December 23, 1986. Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Net asset value is total assets less total liabilities divided by the number of shares outstanding.

1 Source: MSCI for the MSCI Taiwan Index and TWSE for the TAIEX Total Return Index and the TAIEX Index. For a full description of each index please see the index descriptions section. It is not possible to invest directly in an index.

Returns for the TAIEX Index are not total returns and reflect only changes in the share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns.

The TAIEX Total Return Index commenced January 1, 2003. Past performance is no guarantee of future returns.

Performance (US$ Returns)
	NAV %	Market Price %
One month	-0.14%	-0.16%
Three months	-1.83%	-2.28%
Three years % pa	2.30%	1.64%
Source: State Street Bank and Trust Company

Sector Allocation
	Fund** %	Benchmark†† %
Semiconductor	17.0	20.8
Other Electronic	8.9	6.3
Electronic Products Distribution	8.1	0.9
Biotechnology and Medical Care	8.0	0.9
Electric Machinery	6.3	2.0
Building Material and Construction	6.0	2.0
Trading and Consumers' Goods	5.7	1.7
Optoelectronic	5.1	4.3
Computer and Peripheral Equipment	5.0	6.7
Information Service	4.6	0.3
Electronic Parts/Components	3.9	4.6
Finance and Insurance	2.8	13.2
Shipping and Transportation	2.7	1.7
Textile	2.3	2.1
Other	2.2	3.6
Tourism	1.8	0.6
NA	1.3	–
Plastic	0.7	6.6
Glass and Ceramic	0.5	0.3
Cement	–	1.4
Food	–	1.9
Electrical and Cable	–	0.4
Chemical	–	1.2
Paper and Pulp	–	0.3
Iron and Steel	–	2.4
Rubber	–	1.9
Automobile	–	1.9
Communications and Internet	–	6.7
Oil, Gas and Electricity	–	3.1

**	Source: AllianzGI U.S.
††	Source: Bloomberg, Taiwan Stock Exchange (TWSE) industry classification

15 Largest Holdings	% of net assets
WT Microelectronics Co., Ltd.	8.1
YungShin Global Holding Corp.	6.4
Taiwan Semiconductor Manufacturing Co., Ltd.	5.9
Advantech Co., Ltd.	5.0
PC Home Online	4.6
Aurora Corp.	3.8
Mercuries & Associates, Ltd.	3.7
Yungtay Engineering Co., Ltd.	3.7
MPI Corp.	2.7
MediaTek, Inc.	2.6
Goldsun Development & Construction Co., Ltd.	2.6
King Slide Works Co., Ltd.	2.3
Acter Co., Ltd.	2.2
FocalTech Corp Ltd	2.2
Epistar Corp.	2.1

Source: State Street Bank and Trust Company.

The Taiwan Fund, Inc.

Sector	Company (BGB ticker)	Price NT$	Holding	Value US$	% of net assets
Semiconductor					17.0
FocalTech Corp Ltd	5280 TT Equity	289	400000	3,796,076	2.2
Hermes Microvision Inc	3658 TT Equity	1220	20000	801,248	0.4
King Yuan Electronics Co., Ltd.	2449 TT Equity	25.25	2500000	2,072,900	1.2
MediaTek, Inc.	2454 TT Equity	449.5	300000	4,428,208	2.6
MPI Corp.	6223 TT Equity	98.6	1448000	4,688,377	2.7
RichTek Technology Corp.	6286 TT Equity	181.5	400000	2,384,041	1.4
Taiwan Semiconductor Manufacturing Co., Ltd.	2330 TT Equity	118.5	2626000	10,218,570	5.9
Tong Hsing Electronic Industries Ltd	6271 TT Equity	157.5	200000	1,034,398	0.6

Other Electronic					8.9
Acter Co., Ltd.	5536 TT Equity	125	941179	3,863,308	2.2
Aurora Corp.	2373 TT Equity	55.5	3569000	6,504,540	3.8
Hon Hai Precision Industry Co., Ltd.	2317 TT Equity	86.3	900000	2,550,529	1.5
Lumax International Corp., Ltd.	6192 TT Equity	76.8	985000	2,484,131	1.4

Electronic Products Distribution					8.1
WT Microelectronics Co., Ltd.	3036 TT Equity	39.05	10901900	13,979,778	8.1

Biotechnology and Medical Care					8.0
Johnson Health Tech Co., Ltd.	1736 TT Equity	73	400000	958,870	0.5
Pacific Hospital Supply Co., Ltd.	4126 TT Equity	81.2	696456	1,857,064	1.1
YungShin Global Holding Corp.	3705 TT Equity	54.6	6146000	11,019,509	6.4

Electric Machinery					6.3
Basso Industry Corp.	1527 TT Equity	38.1	1550000	1,939,250	1.1
Sinmag Equipment Corp.	1580 TT Equity	178	430000	2,513,422	1.5
Yungtay Engineering Co., Ltd.	1507 TT Equity	87.4	2245000	6,443,248	3.7

Building Material and Construction					6.0
Goldsun Development & Construction Co., Ltd.	2504 TT Equity	11.8	11314980	4,384,427	2.6
Hung Poo Real Estate Development Corp.	2536 TT Equity	28.05	970873	894,277	0.5
King's Town Construction Co., Ltd.	2524 TT Equity	26.85	3849764	3,394,341	2.0

Trading and Consumers’ Goods					5.7
Mercuries & Associates, Ltd.	2905 TT Equity	19.8	9912429	6,444,991	3.7
Test-Rite International Co., Ltd.	2908 TT Equity	22.1	4675260	3,392,932	2.0

Optoelectronic					5.1
Edison Opto Corp.	3591 TT Equity	42.75	1200000	1,684,591	1.0
Epistar Corp.	2448 TT Equity	73.1	1500000	3,600,690	2.1
Radiant Opto-Electronics Corp.	6176 TT Equity	123	860000	3,473,606	2.0

Computer and Peripheral Equipment					5.0
Advantech Co., Ltd.	2395 TT Equity	197.5	1335100	8,658,804	5.0

Information Service					4.6
PC Home Online	8044 TT Equity	228	1048128	7,847,408	4.6

Electronic Parts/Components					3.9
King Slide Works Co., Ltd.	2059 TT Equity	415	285000	3,883,917.0	2.3
Taiflex Scientific Co., Ltd.	8039 TT Equity	57.7	1452821	2,752,739.0	1.6

Finance and Insurance					2.8
Union Bank of Taiwan	2838 TT Equity	10.85	4563207	1,625,837.0	0.9
Yuanta Financial Holding Co., Ltd.	2885 TT Equity	15.35	6321000	3,186,186.0	1.9

Shipping and Transportation					2.7
First Steamship Co., Ltd.	2601 TT Equity	18.45	4627714	2,803,754.0	1.6
Taiwan High Speed Rail Corp.	2633 TT Equity	4.73	12597600	1,956,708.0	1.1

Textile					2.3
Far Eastern New Century Corp.	1402 TT Equity	32.35	2430207	2,581,634.0	1.5
Formosa Taffeta Co. Ltd.	1434 TT Equity	34	1200000	1,339,791.0	0.8

Other					2.2
Taiwan Secom Co., Ltd.	9917 TT Equity	78.1	728000	1,867,065.0	1.1
Taiwan-Sogo Shinkong Security Corp.	9925 TT Equity	41.95	1378000	1,898,271.0	1.1

Tourism					1.8
Wowprime Corp.	2727 TT Equity	442	215000	3,120,598.0	1.8

N/A					1.3
Good Friend International Holdings, Inc., TDR	912398 TT Equity	10.05	6990000	2,306,855.0	1.3

Plastic					0.7
Yem Chio Co., Ltd.	4306 TT Equity	22.85	1566106	1,175,126.0	0.7

Glass and Ceramic					0.5
Sanitar Co Ltd	1817 TT Equity	38.75	650000	827,108.0	0.5

The Taiwan Fund, Inc.

Premium/Discount

Index Descriptions

TAIEX Index

The TWSE, or TAIEX Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The Index was based in 1966 and does not include re-invested dividends.

TAIEX Total Return Index

The TAIEX Total Return Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange, based in 1966, which includes re-invested dividends.

MSCI Taiwan Index

The MSCI Total Return Taiwan Index is a free-float adjusted market capitalization index. The Index represents Taiwanese companies that are available to investors worldwide. The Index has a base date of December 31, 1987. As of November 30, 2013, it contained 107 constituents.

Important Information

This document is issued and approved by Allianz Global Investors U.S. LLC (“AllianzGI U.S.”), as investment manager of The Taiwan Fund, Inc. (the ‘Fund’). AllianzGI U.S. is an investment manager registered with the U.S. Securities and Exchange Commission. Information herein is believed to be reliable but has not been verified by AllianzGI U.S. AllianzGI U.S. makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US fund and its shares are listed on the New York Stock Exchange. AllianzGI U.S. has been appointed investment manager to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. AllianzGI U.S., its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment assts. Apart from exercising the duty of care of a prudent administrator, Allianz Global Investors will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund’s income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

The Taiwan Fund, Inc., c/o State Street Bank and Trust Company, 2 Avenue de Lafayette, P.O. Box 5049, Boston, MA, 02111. www.thetaiwanfund.com

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-04-10-9362 | FS-TWF-0314